Exhibit 99.1

Encore Capital Group Announces Third Quarter 2015 Financial Results;
Global Expansion Continues to Fuel Growth

•	Non-GAAP Economic EPS increases 15% to record $1.34

•	GAAP loss of $0.43 per share reflects one-time charge related to CFPB settlement

•	Adjusted EBITDA increases 7% to $268 million

•	Estimated Remaining Collections increase 10% to $5.7 billion

•	Encore enters Australia and New Zealand through acquisition of Baycorp
SAN DIEGO, November 5, 2015 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2015.
“Encore delivered strong financial performance in the third quarter as we established new records for non-GAAP Economic EPS, which grew 15% compared to the same quarter a year ago, and adjusted income, which grew 12%. Accounts outside of the United States generated approximately one-third of our collections in the quarter, reflecting Encore’s continued progress in expanding our business internationally,” said Kenneth A. Vecchione, President and Chief Executive Officer. “In addition, we recently completed our acquisition of a controlling interest in Baycorp, a leader in debt recovery solutions throughout Australia and New Zealand. These represent two new markets for Encore that possess promising opportunities to continue to diversify geographically while growing and consolidating market share.”
Financial Highlights for the Third Quarter of 2015:

•	Estimated Remaining Collections (ERC) grew 10% to $5.7 billion, compared to $5.1 billion at September 30, 2014.

•	Gross collections from the portfolio purchasing and recovery business grew 4% to $422 million, compared to $407 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $187 million, to purchase $2.1 billion in face value of debt, compared to $300 million, to purchase $4.0 billion in face value of debt in the same period of the prior year. Encore’s subsidiary Propel Financial Services also purchased $28 million of tax liens during the third quarter of 2015, raising Encore’s total deployment in the quarter to $215 million.

•
Total revenues increased 5% to $288 million, compared to $273 million in the same period of the prior year. Excluding an allowance related to the CFPB settlement, revenues grew 8% compared to the third quarter of 2014.

•
Total operating expenses increased 34% to $253 million, including a one-time charge associated with regulatory matters, the majority of which reflected Encore’s recent settlement with the Consumer Financial Protection Bureau. Total operating expenses were $189 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition, integration and restructuring related expenses) increased 4% to $165 million, compared to $158 million in the same period of the prior year. Adjusted operating expenses per dollar collected for the portfolio purchasing and recovery business increased to 39.2%, compared to 38.9% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, and acquisition, integration and restructuring related expenses), increased 7% to $268 million, compared to $252 million in the same period of the prior year.

Encore Capital Group, Inc.

•	Total interest expense increased to $47.8 million, as compared to $43.5 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

•
Net loss attributable to Encore was $11.0 million, or $0.43 per fully diluted share, primarily as a result of the one-time charge associated with regulatory matters. Net income attributable to Encore in the same period of the prior year was $30.3 million, or $1.11 per fully diluted share.

•
Adjusted income attributable to Encore (defined as net income attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition, integration and restructuring related expenses, all net of tax) increased 12% to $34.5 million, compared to adjusted income attributable to Encore of $30.8 million in the same period of the prior year.

•
Adjusted income attributable to Encore per share (also referred to as Economic EPS) grew 15% to $1.34, compared to $1.17 in the same period of the prior year. In the third quarter, Economic EPS adjusts for approximately 0.8 million shares associated with convertible notes that will not be issued as a result of certain hedge and warrant transactions, but are reflected in the fully diluted share count for accounting purposes.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $116.6 million as of September 30, 2015. Total debt was $3.1 billion as of September 30, 2015, compared to $2.8 billion as of December 31, 2014.

Conference Call and Webcast
The Company will hold a conference call today, November 5, 2015, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss third quarter financial results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (631) 456-4378. The Conference ID is 66634621. To access the live webcast via the Internet, log on to the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further,

Encore Capital Group, Inc.

these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks, credit unions, municipalities and utility providers. Its Propel Financial Services subsidiary also helps home and business owners resolve property tax debt and avoid foreclosure through affordable monthly payment plans.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$175,220	$124,163
Investment in receivable portfolios, net	2,323,224	2,143,560
Receivables secured by property tax liens, net	297,592	259,432
Property and equipment, net	63,042	66,969
Deferred court costs, net	74,054	60,412
Other assets	229,697	197,666
Goodwill	940,181	897,933
Total assets	$4,103,010	$3,750,135
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$239,151	$231,967
Debt	3,116,444	2,773,554
Other liabilities	87,735	79,675
Total liabilities	3,443,330	3,085,196
Commitments and contingencies
Redeemable noncontrolling interest	26,934	28,885
Redeemable equity component of convertible senior notes	6,881	9,073
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,274 shares and 25,794 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	253	258
Additional paid-in capital	106,454	125,310
Accumulated earnings	544,477	498,354
Accumulated other comprehensive loss	(29,279)	(922)
Total Encore Capital Group, Inc. stockholders’ equity	621,905	623,000
Noncontrolling interest	3,960	3,981
Total equity	625,865	626,981
Total liabilities, redeemable equity and equity	$4,103,010	$3,750,135
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$69,463	$44,996
Investment in receivable portfolios, net	1,194,341	993,462
Receivables secured by property tax liens, net	88,206	108,535
Property and equipment, net	18,524	15,957
Deferred court costs, net	32,244	17,317
Other assets	43,733	80,264
Goodwill	715,877	671,434
Liabilities
Accounts payable and accrued liabilities	$105,904	$137,201
Debt	1,773,831	1,556,956
Other liabilities	21,411	8,724

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2015	2014
Revenues
Revenue from receivable portfolios, net	$265,523	$251,785
Other revenues	14,558	13,445
Net interest income	7,715	8,052
Total revenues	287,796	273,282
Operating expenses
Salaries and employee benefits	64,976	61,175
Cost of legal collections	58,760	53,742
Other operating expenses	23,953	22,061
Collection agency commissions	9,381	9,517
General and administrative expenses	88,002	35,532
Depreciation and amortization	8,235	6,933
Total operating expenses	253,307	188,960
Income from operations	34,489	84,322
Other expense
Interest expense	(47,816)	(43,498)
Other expense	(924)	(532)
Total other expense	(48,740)	(44,030)
(Loss) income before income taxes	(14,251)	40,292
Benefit (provision) for income taxes	4,887	(10,154)
Net (loss) income	(9,364)	30,138
Net (income) loss attributable to noncontrolling interest	(1,595)	197
Net (loss) income attributable to Encore shareholders	$(10,959)	$30,335

(Loss) earnings per share attributable to Encore Capital Group, Inc.:

Basic	$(0.43)	$1.17
Diluted	$(0.43)	$1.11

Weighted average shares outstanding:
Basic	25,450	25,879
Diluted	25,450	27,332

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net income	$45,788	$70,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,669	19,879
Non-cash interest expense, net	27,455	20,989
Stock-based compensation expense	17,259	13,560
Deferred income taxes	(257)	(11,863)
Excess tax benefit from stock-based payment arrangements	(1,705)	(11,422)
Reversal of allowances on receivable portfolios, net	(3,958)	(12,455)
Changes in operating assets and liabilities
Deferred court costs and other assets	(41,354)	(16,498)
Prepaid income tax and income taxes payable	(45,776)	2,402
Accounts payable, accrued liabilities and other liabilities	41,260	23,850
Net cash provided by operating activities	63,381	98,763
Investing activities:
Cash paid for acquisitions, net of cash acquired	(236,214)	(495,519)
Purchases of receivable portfolios, net of put-backs	(549,957)	(666,470)
Collections applied to investment in receivable portfolios, net	488,174	488,086
Originations and purchases of receivables secured by tax liens	(167,739)	(108,739)
Collections applied to receivables secured by tax liens	123,407	93,986
Purchases of property and equipment	(15,754)	(13,598)
Other, net	3,178	(1,987)
Net cash used in investing activities	(354,905)	(704,241)
Financing activities:
Payment of loan costs	(7,316)	(15,271)
Proceeds from credit facilities	903,319	993,449
Repayment of credit facilities	(466,745)	(878,883)
Proceeds from senior secured notes	—	288,645
Repayment of senior secured notes	(11,250)	(11,250)
Proceeds from issuance of convertible senior notes	—	161,000
Proceeds from issuance of securitized notes	—	134,000
Repayment of securitized notes	(32,324)	(20,599)
Repayment of preferred equity certificates, net	—	(702)
Purchases of convertible hedge instruments	—	(33,576)
Repurchase of common stock	(33,185)	(16,815)
Taxes paid related to net share settlement of equity awards	(6,050)	(19,356)
Excess tax benefit from stock-based payment arrangements	1,705	11,422
Other, net	(2,299)	987
Net cash provided by financing activities	345,855	593,051
Net increase in cash and cash equivalents	54,331	(12,427)
Effect of exchange rate changes on cash	(3,274)	1,654
Cash and cash equivalents, beginning of period	124,163	126,213
Cash and cash equivalents, end of period	$175,220	$115,440
Supplemental disclosures of cash flow information:
Cash paid for interest	$114,731	$120,125
Cash paid for income taxes, net	72,306	54,452
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,290	$6,852

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net (Loss) Income Attributable to Encore, Adjusted EBITDA to GAAP Net (Loss) Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2015			2014
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net (loss) income attributable to Encore, as reported	$(10,959)	$(0.43)	$(0.43)	$30,335	$1.11	$1.15
Effect of diluted potential shares excluded from loss per share calculation(1)	—	0.01	—	—	—	—
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,755	0.07	0.07	1,773	0.06	0.07
CFPB / regulatory one-time charges, net of tax	42,554	1.61	1.66	—	—	—
Acquisition, integration and restructuring related expenses, net of tax	1,125	0.04	0.04	1,001	0.04	0.04
Net effect of non-recurring tax adjustments	—	—	—	(2,291)	(0.08)	(0.09)
Adjusted income attributable to Encore	$34,475	$1.30	$1.34	$30,818	$1.13	$1.17
________________________

(1)
The shares used to calculate GAAP net loss per diluted share - accounting and GAAP net loss per diluted share - economic during the three months ended September 30, 2015 exclude dilutive potential common shares because of their anti-dilutive effect.

	Three Months Ended September 30,
	2015	2014
GAAP net (loss) income, as reported	$(9,364)	$30,138
Adjustments:
Loss from discontinued operations, net of tax	—	—
Interest expense	47,816	43,498
(Benefit) provision for income taxes	(4,887)	10,154
Depreciation and amortization	8,235	6,933
Amount applied to principal on receivable portfolios	156,229	155,435
Stock-based compensation expense	5,156	4,009
CFPB / regulatory one-time charges	63,019	—
Acquisition, integration and restructuring related expenses	2,246	1,622
Adjusted EBITDA	$268,450	$251,789

Encore Capital Group, Inc.

	Three Months Ended September 30,
	2015	2014
GAAP total operating expenses, as reported	$253,307	$188,960
Adjustments:
Stock-based compensation expense	(5,156)	(4,009)
Operating expenses related to non-portfolio purchasing and recovery business	(25,946)	(25,058)
Operating expenses related to CFPB / regulatory one-time charges	(54,697)	—
Acquisition, integration and restructuring related expenses	(2,246)	(1,622)
Adjusted operating expenses related to portfolio purchasing and recovery business	$165,262	$158,271